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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  September 24, 1999


                         DRUMMOND FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
                            (State of Incorporation)


            000-25677                                    95-4426690
     (Commission File Number)               (I.R.S. Employer Identification No.)


      FLOOR 21, MILLENNIUM TOWER, HANDELSKAI 94-96, A-1200, VIENNA, AUSTRIA
                    (Address of principal executive offices)


                                 (3531) 679-1688
              (Registrant's telephone number, including area code)

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ITEM  5.     OTHER  EVENTS.

In September 1999, Gibralt Holdings Ltd. ("Gibralt") commenced a putative derivative action in Delaware Chancery Court (the "Court") naming Drummond Financial Corporation (the "Corporation"), certain of its directors and officers and others as defendants. The action was filed in the form of a class action on behalf of shareholders, but has not received Court certification as such. The action was subsequently amended to substitute certain individual plaintiffs (the "Individual Plaintiffs") in place of Gibralt and amend the action to withdraw certain claims dismissed by the Court and clarify other claims. The Corporation and other defendants believe the claims to be entirely without merit and have vigorously defended against the action.

In order to avoid, among other things, the inherent cost, time consuming nature and uncertainty of litigation, on July 25, 2002, the parties entered into a Stipulation and Agreement of Compromise, Settlement and Release (the "Settlement Agreement") in connection with the proposed settlement (the "Settlement") of the action. The Settlement Agreement provides, among other things, that:

1. The Settlement is subject to final Court approval. If such approval is obtained, the Corporation will make an offer to purchase all of the outstanding shares of the Corporation's common stock not owned by the defendants and/or their associates and affiliates at a price of $1.25 per share. The offer to purchase is anticipated to be made within 10 business days of the Settlement becoming final.

2. The Settlement will release any or all claims of the plaintiffs and derivative claims against the defendants, their affiliates, successors, heirs and assigns and any past or present officers and directors of the Corporation that were or could have been brought in the action, and to the maximum extent permitted under law, any claims that could have been brought under federal or state laws, including but not limited to claims that were known or unknown, contingent, matured, or not yet mature. The Settlement also releases any and all claims by the defendants against the Individual Plaintiffs that either could have been brought in the action or that in any way arise out of the action or the Individual Plaintiffs' conduct of the action.

3. The action will be temporarily maintained as a class action, for the purposes of the Settlement only, consisting of all holders of record and beneficial holders of common stock of the Corporation, other than the defendants and their affiliates, from January 1, 1995 to the date of application to the Court for approval of the Settlement.

4. The Settlement will not be an admission or concession on the part of any of the plaintiffs, defendants or any shareholder or any other person of any liability or wrongdoing by them, or any of them, and shall not be offered or received in evidence in any action or proceeding.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             DRUMMOND  FINANCIAL  CORPORATION

                                             /s/  Michael  J.  Smith
                                             --------------------------------
                                             Michael  J.  Smith
                                             President

Date:  July 25,  2002


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